Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Mountain Coffee Roasters, Inc. (the “Company”) on Form 10-Q for the period ending December 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frances G. Rathke, as the Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 5, 2014

/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer